Exhibit 3.54

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 10/30/2002 020670390 — 3585822

CERTIFICATE OF FORMATION

OF

CYTYC LIMITED LIABILITY COMPANY

This Certificate of Formation of Cytyc Limited Liability Company (the “LLC”), dated as of October 30, 2002, is being duly executed and filed by A. Suzanne Meszner-Eltrich, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST: The name of the limited liability company is:

Cytyc Limited Liability Company

SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, DE 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Cytyc Limited Liability Company this 30th day of October, 2002.

By:	/s/ A. Suzanne Meszner-Eltrich
A. Suzanne Meszner-Eltrich
Vice President, General Counsel and Secretary

State of Delaware Secretary of State Division of Corporations Delivered 02:57 PM 04/03/2009 FILED 02:52 PM 04/03/2009 SRV 090333601 — 3585822 FILE

Certificate of Amendment to Certificate of Formation

of

CYTYC LIMITED LIABILITY COMPANY

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is:

CYTYC LIMITED LIABILITY COMPANY

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on March 30, 2009

/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Authorized Person

DELL D-:CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION 01/98 (#3048)